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Exhibit 99.1

                      STATEMENT OF CHIEF EXECUTIVE OFFICER
         PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

         Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Larry P. Koskan, the President, Chief Executive Officer and Chief Financial Officer of Donlar Corporation (the "Company"), hereby certifies that:

1. The Company's Form 10-QSB Quarterly Report for the period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 20, 2003                            /s/ Larry P. Koskan
                                               ---------------------------------
                                               Larry P. Koskan, President,
                                               Chief Executive Officer and Chief
                                               Financial Officer